UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2008

ENTERPRISE INFORMATICS INC.

(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

10052 Mesa Ridge Court, Suite 100
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (858) 625-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

                On April 29, 2008, the Company and ERP2 Holdings, LLC, a Delaware limited liability company (“ERP2”), entered into a letter agreement amending the Company’s secured promissory note in the maximum principal amount of $1,500,000 issued to ERP2 on January 31, 2008 (the “Note”) to extend from April 30, 2008 to May 14, 2008 the date by which the Company must complete all actions of the Company required to effectuate a 1,000-to-1 reverse split of the Company’s common stock and the deregistration of the Company’s common stock under the Securities Exchange Act of 1934, as amended, in order to avoid an event of default under the Note.  Disbursement of $1,200,000 of the maximum principal amount under the Note is subject to the Company’s completion of such actions.  On April 29, 2008, the Company issued a press release regarding the amendment of the Note, the full text of which is attached hereto as Exhibit 99.1.

                The Company previously reported in the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2008 that a 1,000-to-1 reverse split of the Company’s common stock was anticipated to be effected on or about April 30, 2008 or as soon thereafter as practicable.  The Company currently anticipates that such reverse stock split will be effected on or about May 7, 2008.

                The Transaction Statement on Schedule 13E-3 filed by the Company, ERP2 and certain other persons with the SEC on March 12, 2008, as amended, is being amended concurrently with the filing of this Current Report to incorporate by reference this Current Report, including the exhibits hereto.

                As reported in the Current Report on Form 8-K filed by the Company with the SEC on October 16, 2007, on October 10, 2007, ERP2 acquired from Spescom Limited, a South African corporation, and its wholly owned subsidiary Spescom Ltd., a United Kingdom corporation, certain secured demand notes, 15,650,471 shares of the Company’s common stock, 5,291 shares of the Company’s Series F Convertible Preferred Stock, and certain contract rights and other interests held by such entities in connection with their ownership of such notes and shares.

                As reported in the Annual Report on Form 10-K filed by the Company with the SEC on January 15, 2008, on January 14, 2008, the Company and ERP2 entered into a term sheet for a financing transaction.  Also as reported in such Annual Report, upon execution of such term sheet, the Company (i) issued to ERP2 a warrant with an exercise price of $0.08 and a 10-year term exercisable for 17,175,971 shares of the Company’s common stock, and (ii) declared a dividend payable to ERP2 in shares of the Company’s common stock in satisfaction of the entire amount of accrued and unpaid dividends on the shares of the Company’s Series F Convertible Preferred Stock held by ERP2.  As reported in Amendment No. 1 to Annual Report on Form 10-K/A filed by the Company with the SEC on January 28, 2008, on January 21, 2008, the Company issued 20,832,498 shares of its common stock to ERP2 in payment of such dividend.

                As reported in the Current Report on Form 8-K filed by the Company with SEC on February 6, 2008, on January 31, 2008, pursuant to the above-referenced term sheet, the Company and ERP2 consummated certain transactions including (i) the issuance of the Note, (ii) the amendment of certain existing secured demand notes issued by the Company and held by ERP2 (such notes, as amended, the “Amended Notes”) and (iii) the amendment and restatement of a security agreement and a pledge agreement which, as amended and restated, secure the Company’s obligations under the Note and the Amended Notes.

                As of April 28, 2008, ERP2, by virtue of its ownership of shares of the common stock and Series F Convertible Preferred Stock of the Company, was entitled to 52,241,729 or 70% of the total number of votes eligible to be cast on all matters submitted to the vote of the holders of common stock and, consequently, was entitled to elect a majority of the board of directors of the Company.  In addition, as of such date, ERP2, by virtue of its ownership of such shares and of the above-referenced warrant to purchase 17,175,971 shares of common stock, was the beneficial owner of 69,417,700 shares or 75.8% of the common stock of the Company.  As of April 28, 2008, the aggregate amount owed by the Company to ERP2, including interest, under the Note and the Amended Notes was $1,023,000.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit	Description

10.1	Letter Agreement between Enterprise Informatics Inc. and ERP2 Holdings, LLC, dated April 29, 2008.

99.1	Press release issued by Enterprise Informatics Inc. on April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2008

ENTERPRISE INFORMATICS INC.

By:	/s/ John W. Low
John W. Low
Chief Financial Officer